Exhibit 99.1

03/2006

30-05 Corporate Governance Policy

Responsibilities, Relationships and Best Practices of Bank Boards of Directors and the TransCommunity Financial Corporation Board of Directors

A.	Purpose
B.	Scope
C.	Duties of Boards of Directors
D.	Best Practices
E.	Executive Session

A. Purpose:

To clarify the interrelationships between the Bank Boards and the TFC Board, to specify the accountabilities of each Bank Board to its shareholder (the TFC Board), and to affirm the TFC Board’s oversight of the Bank Boards’ direction of each Bank as it affects TFC Board accountability to its shareholders.

B. Scope:

A statement of the accountabilities and interrelationships including (i) the accountabilities and responsibilities of the boards of directors of TransCommunity Financial Corporation (“TFC”) and TFC’s wholly-owned subsidiary banks (the “Bank” or “Banks,” as the case may be), (ii) certain “best practices” in connection with the operations of a Bank and (iii) the use of executive session by TFC’s Board or a Bank Board.

C. Duties of Boards of Directors

1.	General Responsibilities of TFC and Bank Boards of Directors

a.	Overview

i.	All powers of a corporation are exercised by, or under the authority of, and the business and affairs of the corporation are managed under the direction of, the board of directors, subject only to any limitations in a corporation’s articles of incorporation or under applicable law. Thus, the TFC Board has oversight responsibilities over each Bank Board’s administration of each Bank as such affects the TFC Board’s accountability to the TFC Corporate Shareholders.

ii.	Each subsidiary Bank Board is accountable for the performance of its bank to both its shareholder (the TFC Board) and the bank’s depositors.

iii.	The TFC board of directors is ultimately responsible and accountable to the shareholders of the corporation for the efficient, effective and profitable operation of the corporation and each of the subsidiary banks. The Senior Management appointed by the TFC Board provides close oversight of the operation and performance of each subsidiary of the corporation. The TFC Board relies on each Bank Board to provide direction to its bank consistent with the risk control and operating control requirements stated in TFC’s published Corporate Policies and Procedures.

b.	Standard of Conduct of Directors

i.	Under Virginia law, a director must conduct himself “in accordance with his good faith business judgment of the best interests of the corporation.”

ii.	Directors owe a fiduciary duty to the corporation and each shareholder. In the case of Bank directors, their fiduciary duty is to the Bank and TFC, as the sole shareholder of each Bank. In the case of TFC directors, their fiduciary duty is to TFC Corporation and the individuals and institutions who have invested in TFC.

c.	Breach of Duty

i.	If any director fails to conduct himself in accordance with his good faith business judgment of the best interests of the corporation, the corporation has the right to sue the director for damages in connection with such failure. Shareholders, as individuals, may not sue a director or directors, but may be able to bring a shareholders’ derivative suit against a director or directors on behalf of the corporation.

2.	Responsibilities and Accountabilities of Bank Boards

a.	Overview

i.	The primary duty of a Bank Board is to protect the Bank’s depositors.

ii.	A Bank Board must identify and manage the Bank’s risk exposure, including the risks of credit, interest rates, liquidity, price, services and product delivery, compliance, strategic business decisions and injury to reputation as required in TFC’s published Policies and Procedures.

iii.	Bank directors are accountable and responsible to the TFC Board, as the sole stockholder of the Bank, as well as to the Bank’s depositors and to the Bank’s regulators for overseeing the efficient, effective and profitable operation of the Bank.

iv.	Each Bank Board must adhere to risk management and operating policies and procedures published by TFC Senior Management and the TFC Board as developed in collaboration and consultation with each Bank CEO or Bank Board. As shareholders of TFC Corporation, Bank Board members naturally have an interest in the activities of the entire Corporation. Their ability to administer and guide the operation of their Bank is enhanced by their understanding of TFC’s corporate goals, strategy, policies and procedures. To that end, TFC Management and the TFC Board will collaborate, consult and inform each Bank Board about the Corporation’s strategic plan and implementation thereof. Within these limits, the OCC does require that each Bank Board use its own judgment to provide recommendations to TFC Senior Management and the TFC Board in the development and maintenance of effective policies and procedures.

v.	The performance of each Bank has an effect on the TFC Board’s accountability to its shareholders. Bank Board members understand best the market of their particular Bank. Bank directors are expected to run their respective Banks as successful, profitable institutions. They are responsible for assisting Bank management in assessing the local market, identifying prospects for loans and other business relationships, referring business to the Bank, setting rates, offering products, building a strong loan portfolio, engaging in community activities, raising the bank’s profile, reaching out to new customers and hiring good staff.

b.	Implications of Being a Subsidiary of TFC

i.	Pursuant to its duty to protect its Bank, a Bank Board must review TFC policies which govern the operations of such Bank which could have a material and direct negative impact on the financial condition of the Bank, thereby jeopardizing the Bank’s depositors. The scope of this review ought to be narrow. A Bank Board does not have the authority to conduct a broad audit of TFC policies. However, if a Bank Board determines, after reasonable investigation and analysis, that a particular TFC policy may have an adverse impact on the performance of the Bank, then the Bank Board is encouraged first to discuss its concerns with TFC Senior management. If the Bank Board is not reasonably satisfied with the result of such discussions, it should then raise its concerns with the Chairman of the TFC Board. If the concerns of the Bank Board are not reasonably addressed by the TFC Board, then the Bank’s directors should dissent for the record.

c.	Implications of Being a Subsidiary of a Bank

i.	If a Bank is the parent of any subsidiary, such Bank’s Board must oversee the subsidiary and verify that effective controls are being maintained unless the Bank Board has entered into an agreement with the TFC Board for TFC Senior Management to oversee the operations of the subsidiary. Representation on a subsidiary’s Board is one way to be certain that the Bank Board participates in the making of the subsidiaries’ business policies. The Bank Board should audit the subsidiary’s operations and review the findings of the subsidiary’s own internal and external auditors.

3.	Responsibilities of TFC’s Board of Directors

a.	Overview

i.	In addition to overseeing the business of TFC itself, the TFC Board of Directors has responsibilities with respect to the operation of each subsidiary Bank.

ii.	The TFC Board and the TFC Senior Management appointed by the TFC Board provide direction and oversight of the operation of the Banks and verify that effective controls per TFC’s published policies and procedures are maintained by each Bank. To maintain an efficient and effective relationship between the TFC Board and the Bank Boards, one or more of TFC’s Board members or a TFC Senior Manager appointed by the TFC Board will serve on the Board of each Bank.

iii.	The TFC Board and its Audit Committee have the authority to audit operations and review findings of each Bank’s internal, external and examiners’ audits.

iv.	If the TFC Board fails to exercise its oversight responsibility in connection with each Bank, the TFC Board members could be in breach of their fiduciary duties.

b.	Implications of TFC as 100% Shareholder of each Bank

i.	It is the policy of the TFC Board and its appointed Senior Management that TFC Board and Management and each Bank Board and its Management will work collaboratively to develop and implement the policies and procedures for each Bank.

ii.	TFC owns all the outstanding shares of each Bank. If TFC (acting through its Board of Directors directly or its Management by delegation of authority) determines after discussion and consultation with either Bank Boards or Bank Management that the Banks should implement a certain course of action, then the Bank Boards and Bank Management must implement the determined policy, procedure or practice (based on the assumption that such policy, procedure or practice is lawful).

iii.	The Office of the Comptroller of the Currency (“OCC”) has clearly stated in its written guidelines for directors that (1) the TFC Board is responsible for determining the policies of each Bank and (2) The TFC Board may oversee and review the roles and responsibilities of each Bank Board.

c.	Election/Removal of Bank Directors

i.	The TFC Board, as the sole stockholder of each Bank, elects each Bank’s board of directors. The TFC Board, as the sole stockholder of the Banks, has the power to remove any director of a Bank Board at any time, with or without cause. The removal of a member from a Bank Board by the TFC Board is not subject to any prior approval by the Federal Reserve Board (“FRB”) or OCC. However, any such removal may necessitate certain filings with the SEC, FRB and OCC. (From a practical standpoint, such removal would be highly improbable and would likely be a reflection of other issues.)

d.	Bank By-Laws

i.	The TFC Board, as the sole shareholder of each Bank, has the power to amend the by-laws of a subsidiary Bank at any time. (Again, from a practical standpoint, such action would be highly improbable and would likely be a reflection of other issues.)

D. Best Practices

1.	TFC’s Board Oversight of a Bank Board

a.	Overview

i.	Based on the accountabilities and responsibilities of the TFC Board and each Bank Board stated above, the following best practices will guide the TFC Board and the Bank Boards in maintaining their interdependent relationship:

b.	Bank President

i.	With respect to an established Bank, the hiring and firing of the Bank’s President will be mutually determined by the TFC Board (with the participation of TFC Senior Management) and the Bank Board. As to the Bank President’s compensation, the TFC Compensation Committee and the TFC Board in cooperation with the Bank Boards will develop salary and bonus ranges for Senior Management positions in the banks. Bank Boards will use this matrix as a guide for compensation recommendations to the TFC Board. Each Bank Board must annually evaluate in writing its President based on attainment of annual performance goals for both the Bank and the CEO. As part of the evaluation process, the Bank Board will obtain a written evaluation from the CEO of TFC. A Bank Board will submit its written evaluation of its Bank President to the TFC Board and TFC Management within thirty (30) days after completion.

ii.	As to a bank in organization, the hiring and compensation of the first President will be determined by the TFC Board with the participation of TFC Senior Management.

iii.	Each Bank President is accountable for his performance and the operation of the Bank to both the TFC CEO and to his Bank Board.

iv.	Any employment agreements or contracts for any position in TFC and the Banks must be approved by the TFC Board and, if approved, will be an agreement or contract between the individual and TFC Corporation.

c.	Bank Budget and Related Financial Matters

i.	TFC Management will prepare annually a proposed TFC consolidated budget for the forthcoming calendar year. As part of the annual budget process, TFC Management will provide guidance to each Bank CEO, brief each Bank Board on the guidelines and work with Management during the budget preparation process. Each Bank Board will review its draft budget and recommend approval of its proposed annual budget for the Bank to the TFC Board. TFC Management will submit a consolidated annual budget, including the recommended budget for each Bank, to the TFC Board for approval. Once the TFC Board has approved the consolidated budget, each Bank’s Board and Management are required to operate their Bank per the approved operating plan.

ii.	A Bank Board will upstream dividends to TFC in the amount and in the time period stated in the approved operating plan, unless the TFC Board and the Bank Board revise either the amount or the timing.

d.	Bank Board Administrative Matters

i.	At the first meeting of a Bank Board following its appointment by the TFC Board, the Bank Board will designate a Chairman to serve for the year.

ii.	Each Bank Board will promptly forward copies of all approved minutes of meetings of the Bank Board, Bank Executive Committee or other Bank Board Committees to TFC Management for review by the TFC Board, if required, and for retention in Corporate files.

iii.	Bank Boards are encouraged to invite TFC Board members to attend any meeting of a Bank Board or

Bank Committee meeting as an observer. Such invitations foster improved working relationships and open channels of communications. A TFC Board member may contact a Bank Chairman to ask for an opportunity to attend a Bank Board meeting either to review information or to discuss new or proposed TFC policies, procedures or practices. The Bank Chairman is expected to arrange for a date and time for such meeting based on the agenda of the Board meeting.

E. Executive Session

1.	Overview

a.	The TFC Board and the Bank Boards of directors acting as a whole determine (by majority vote) who, in addition to the directors themselves, is permitted to attend meetings of their board.

b.	The TFC Board and the Bank Boards of directors do not have the authority to exclude any TFC or Bank management director from a board meeting.

c.	Absent any provision in the bylaws to the contrary, the TFC Board and the Bank Boards of directors may ask any management directors to excuse themselves so that the board can enter executive session at any time. The management directors then decide whether or not to honor such request. If a board wishes to convene into executive session without management directors being present and the management directors refuse to leave the meeting, the board may establish the non-employee directors as a committee of the board and convene a meeting of the committee, without the management directors. Any actions of such committee do not constitute actions of the board.

2.	Considerations for Invoking Executive Session by the TFC Board

a.	It is the policy of the TFC Board that executive session should be invoked only to deal with issues related to the compensation, performance and/or malfeasance of the Senior Management personnel of TFC.

3.	Considerations for Invoking Executive Session by a Bank Board

a.	It is common practice for one or more TFC Management personnel to attend meetings of a Bank Board as observers or as members of the Bank Board (the “TFC Representative”). In either case, the TFC Representative represents the sole stockholder of each Bank.

b.	It is the policy of TFC that a Bank Board can invoke executive session to deal with issues related only to (1) the compensation, performance and/or malfeasance of such Bank’s senior management personnel (the “Bank Management Issues”) or (2) the malfeasance of any TFC senior management person in connection with matters relating to such Bank or its subsidiary (the “TFC Person Malfeasance Issues”). In the case of the Bank Management Issues, the executive session will be conducted without any Bank personnel being present (whether or not any such person is a Bank director) but any TFC Representative will not be excluded. In the case of any TFC Person Malfeasance Issues, the executive session will be conducted (a) without any TFC Representative who is the subject of the discussion, (b) without any Bank personnel (whether or not a member of the Bank Board) and (c) with the continued attendance of any TFC Representative who is not the subject of the discussion.

c.	A Bank Board must also consider that, if it excludes any TFC Representative, TFC (acting through its Board), as the sole Shareholder, has the right to override any action decided in the Bank’s executive session.

LIST OF RESOURCES

Sterling v. Trust Co., 141 S.E. 856 (Va. 1928).

JAMES D. COX & THOMAS LEE HAZEN, COX & HAZEN ON CORPORATIONS (2d ed. 2003).

VA CODE ANN. § 13.1-690.

OFFICE OF THE COMPTROLLER OF THE CURRENCY, THE DIRECTOR’S BOOK: THE ROLE OF THE NATIONAL BANK DIRECTOR 21 (1997).